4400 Commerce Drive                                                                                            Phone (715) 421-2060
                   Wisconsin Rapids, WI  54494                                                                Fax (715) 421-2048  www.energycompositescorp.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON JUNE 1, 2010

This communication presents only an overview of the more complete materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the materials before the annual meeting.  The information statement and annual report on Form 10-K are available at:

http://energycomposites.investorroom.com

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy by May 22, 2010 to facilitate timely delivery.  The request should be made to :

Energy Composites Corporation
4400 Commerce Drive,
Wisconsin Rapids, Wisconsin  54494
Attention: Company Secretary

Alternatively, you may call us at (800) 787-5439 or e-mail us at info@energycompositescorp.com.

The Annual Meeting of Stockholders will be held on Tuesday, June 1, 2010, at 10:00 a.m., Central Daylight time, at 451 East Grand Avenue, Wisconsin Rapids, Wisconsin 54495.

Prposals to be voted on at the meeting are listed below:

1.	Election of Directors.
2.	Ratify selection of independent registered public accounting firm.

If you want to obtain directions to attend the meeting and vote in person, you may may call us at (800) 787-5439 or e-mail us at info@energycompositescorp.com.

We are not asking you for a proxy and you are requested not to send us a proxy.